UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 5, 2008
Date of Report (Date of earliest event reported)
LOUD TECHNOLOGIES INC
(Exact Name of Registrant as Specified in Charter)

Washington	0-26524	91-1432133

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

16220 Wood-Red Road, N.E., Woodinville, Washington	98072

(Address of Principal Executive Offices)	(Zip Code)
(425) 487-4333
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statement and Exhibits.
SIGNATURE
EX-99.1

Item 2.05 Costs Associated with Exit or Disposal Activities
     On November 5, 2008, LOUD Technologies Inc. (the “Company”) announced a reorganization of its marketing, sales and engineering functions. The reorganization was approved by the Board of Directors on the same day. Under the new organization, product strategy, development and marketing for the company’s MI and Pro business will be managed by separate, dedicated product management teams, while marketing communications for all LOUD brands will be consolidated and managed by a shared marketing support team. The Company’s worldwide engineering resources will be scaled accordingly to support a more focused product development schedule. LOUD will also move North American sales from its current captive sales force to a group of independent sales representation firms and consolidate portions of its international sales force. The reorganization is being implemented in response to the Company’s strategic review. The Company’s strategic review determined that the current economic environment did not provide the potential to deliver an acceptable long-term return on investment and that the Company’s remaining resources would be better spent addressing market needs and revenue opportunities in the musical instrument and pro audio equipment industry with a more focused product development schedule.
     The restructuring is expected to generate a net reduction of approximately 90 employees, or approximately 18% of the regular full-time staff, and should be implemented by the end of 2008. The Company is undertaking the reduction in workforce in order to conserve cash and align its workforce within its anticipated staffing needs in light of its strategic refocusing of its development programs. The Company expects to incur charges relating to the restructuring plan of approximately $2.0 million, of which approximately $1.5 million relates to one-time termination benefits. Additionally, approximately 10,000 shares of common stock vested due to employees being involuntarily terminated by reason of position elimination pursuant to Company stock options granted to the then employees, resulting in an insignificant non-cash charge to compensation expense. All of these charges, except the insignificant charges related to stock option vesting, will result in cash expenditure, of which the Company expects approximately $1.0 million will be incurred in the current quarter and the remainder will be incurred during 2009. The above estimated costs and charges are preliminary and may vary materially based on various factors, including the timing and success of the Company’s reduction in its workforce, the reorganization of its marketing sales and engineering functions, and changes in management’s assumptions and projections.
     A copy of the press release issued by the Company on November 5, 2008, with respect to the restructuring is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information set forth therein is incorporated herein by reference.
FORWARD-LOOKING STATEMENTS
     This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “prospects,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this report include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Such risks and uncertainties include, but are not limited to, those factors detailed from time to time in the Company’s SEC filings, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 5, 2008

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOUD Technologies Inc.
By:	/s/ DAVID OLSON
David Olson
Chief Financial Officer

Dated: November 6, 2008